
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
1999, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                          75,244
<SECURITIES>                                         0
<RECEIVABLES>                                  274,605<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                     51,359
<CURRENT-ASSETS>                               439,663
<PP&E>                                         362,376
<DEPRECIATION>                                 246,557
<TOTAL-ASSETS>                                 638,823
<CURRENT-LIABILITIES>                          258,023
<BONDS>                                         57,983
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         5,736
<OTHER-SE>                                     314,008
<TOTAL-LIABILITY-AND-EQUITY>                   638,823
<SALES>                                        328,571
<TOTAL-REVENUES>                               485,721
<CGS>                                          228,283
<TOTAL-COSTS>                                  323,038
<OTHER-EXPENSES>                               190,059<F2>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               2,828
<INCOME-PRETAX>                               (29,650)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (29,650)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (29,650)
<EPS-BASIC>                                   (   .61)
<EPS-DILUTED>                                 (   .61)

<F1>Accounts receivable in the Consolidated Balance Sheet is shown net of allowances for doubtful accounts.
<F2>Other expenses include Product development expenses, Sales and marketing expenses, General and administrative expenses, and Nonrecurring operating charges.

